Void after August 31, 2003


                This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.


                       ROLLING PIN KITCHEN EMPORIUM, INC.

                          COMMON STOCK PURCHASE WARRANT


                ROLLING PIN KITCHEN EMPORIUM, INC. (the "Company"), having its principal office at 4264 Winters Chapel Road, Building B, Atlanta, Georgia 30360 hereby certifies that, for value received, JRP Consulting Corp. ("JRP") or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time after November 27, 1998 and before 5:00 P.M., New York City time, on August 31, 2003 (the "Expiration Date") 3,000 fully paid and non-assessable shares of Common Stock of the Company, at the price per share of the Purchase Price. The number and character of such shares of Common Stock and the Purchase Price as hereinafter defined are subject to adjustment as provided herein.

                This Warrant is one of the Common Stock Purchase Warrants (the "Warrants") originally issued as of the Original Issue Date (as defined below) and evidencing the right to purchase an aggregate of 3,000 shares of Common Stock of the Company, subject to adjustment as provided herein.

                As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                                  (a) The term "Company" includes any
corporation which shall succeed to or assume the obligations of the Company hereunder.

                                  (b) The term "Common Stock" means the Class A
Common Stock, $.01 par value, of the Company and its successors.

                                  (c) The "Original Issue Date" is November 27,
1998, the date as of which the Warrant was first issued.

                                  (d) The term "Other Securities" refers to any
stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

                                  (e) The term "Purchase Price" shall be 165% of
the initial price to the public pursuant to which the Company first sells $1 million or more of Common Stock (taking into account gross proceeds, not net proceeds), as set forth on the cover page of the prospectus contained in the registration statement pertaining to such offering, as such price may be adjusted pursuant to the terms hereof.

                                  (f) The terms "registered" and "registration"
refer to a registration effected by filing a registration statement in compliance with the Securities Act, to permit the disposition of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants, and any post-effective amendments and supplements filed or required to be filed to permit any such disposition.

                                  (g) The term "Registrable Securities" shall
mean the shares of Common Stock or Other Securities issuable upon exercise of the Warrants, excluding Common Stock or other Securities that (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement or (b) are eligible for sale under Rule 144(k) under the Securities Act, or have been sold pursuant to Rule 144 under the Securities Act.

                                  (h) The term "Registration Period" shall mean
the period commencing concurrently with the closing of the Company's first public offering of $1 million or more of securities registered under the Securities Act that takes place after the Original Issue Date and ending on the earlier of the second anniversary thereof and the Expiration Date.

                                  (i) The term "Securities Act" means the
Securities Act of 1933 as the same shall be in effect at the time.

                1. Registration Rights.

                   1.1. Incidental Registration. During the Registration Period, each holder of Registrable Securities will have a right to have its Registrable Securities included in registration statements filed by the Company on general registration forms under the Securities Act, except as otherwise provided herein. The Company will notify each such holder in writing (the "Company Notice") promptly after making the decision to file a registration statement under the Securities Act with respect to the proposed sale of the Company's equity securities (except with respect to registration statements filed on Forms S-4 or S-8 or such others in similar form then in effect under the Securities
Act), specifying in the Company Notice the form of registration statement, the number of shares of securities the Company proposes to register, the name of the managing underwriter or underwriters (if any) and the general terms and conditions of the proposed registration and sale. Subject to Section 1.6 and the remainder of this Section 1.1, if requested by any holder of Registrable Securities in a writing (the "Investor Notice"), delivered to the Company not later than 30 days after the Company gives the Company Notice, to include in such registration statement Registrable Securities (the "Requested Shares"), the Company will, unless prohibited by the Underwriter, include the Requested Shares in the registration statement, and, if the proposed sale is to be underwritten, to cause the underwriters of securities to be sold by the Company in such registration statement to purchase such Requested Shares. In the event that any registration pursuant to this Section 1.1 shall be an underwritten offering of securities of the Company, any request by such holders pursuant to this Section
1.1 to register the Requested Shares, may, but need not, specify that such shares are to be included in the underwriting on the same terms and conditions as the securities, if any, otherwise being sold through underwriters under such registration. In the event of an underwritten offering of securities of the Company, such notice shall also specify as to whether such holder of Registrable Securities desires that any of such Requested Shares to be included in any such registration statement be subject to any over-allotment option granted the underwriters of such offering. No holder shall be required to have its Requested Shares be part of any underwritten offering and/or subject to any over-allotment option granted any underwriter by the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters shall inform the Company of its opinion, at least 15 days prior to the date that the registration statement becomes effective, that part or all of the Requested Shares be excluded from the registration statement on the ground that the inclusion of such Requested Shares will adversely affect the orderly sales and distribution of the Common Stock being sold, the Company shall include all securities to be sold by holders, including the Company, which have the right to require that their securities be included in the registration on a pro rata basis. If the underwriters agree to purchase any of the Requested Shares beneficially owned by any holder who has agreed that such Requested Shares shall be sold pursuant to the underwritten offering or pursuant to the exercise of any over-allotment option as described above, such holders will enter into a reasonably customary underwriting agreement with the underwriters and will sell such Requested Shares to the underwriters unless, and except to the extent that, upon written notice to the Company and the managing underwriter or underwriters at least two days prior to the effective date of the registration statement, any such holder withdraws any portion of such Requested Shares. If the underwriters elect to purchase less than all the Requested Shares beneficially owned by holders who have agreed that such Requested Shares shall be sold pursuant to the underwritten offering or pursuant to the exercise of any over-allotment option, the underwriters shall purchase such Requested Shares on a pro rata basis among the Requested Shares that were included in the timely requests from holders of Registrable Securities under this subsection and the Requested Shares requested to be included in the registration statement by other stockholders holding registration rights and who have requested that such shares be sold pursuant to the underwritten offering or pursuant to the exercise of an over-allotment option. Notwithstanding the foregoing, the Company may withdraw any registration statement referred to in this Section 1 without any liability to the holders of Registrable Securities.


                         1.2. Market Standoff. Each holder of Registrable
Securities agrees that if the managing underwriter or underwriters of the offering contemplated by Section 1.1 so request, such holder shall not effect any public sale or distribution of any Registrable Securities being registered thereunder or of any securities convertible into or exchangeable or exercisable for such Registrable Securities being registered thereunder for a period equal to the lesser of (x) the period management of the Company has agreed to lockup and (y) 90 days after the effective date of the registration statement filed in connection with the public offering.

                         1.3. Obligations of the Company. When required under
Section 1.1 effect the registration of any Registrable Securities, the Company shall, as expeditiously as is reasonably possible:

                              (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to exercise the Company's best efforts to cause such registration statement to become effective at the earliest practicable date and to remain effective for a period of 90 days or until the holders and any underwriter purchasing such Registrable Securities have sold or otherwise disposed of the Registrable Securities registered in such registration statement, whichever is earlier.

                              (b) Furnish to each holder selling Registrable
Securities such number of copies of conformed copies of such registration statement and of each such amendment and supplement thereto (with all exhibits) and such number of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the disposition of Registrable Securities to be sold by such holder pursuant to such registration statement.

                              (c) Exercise the Company's best efforts to
register and qualify the Registrable Securities covered by such registration statement under other securities laws or State Securities Laws of such states or jurisdictions where a self-executing exemption is not available and as any seller of such Registrable Securities shall reasonably request; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                              (d) Cause all securities covered by such
registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of securities to enable the seller or sellers thereof to consummate the disposition of such securities.

                              (e) Notify each seller of securities covered by
such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances under which they were made.

                              (f) Comply with all applicable rules and
regulations of the SEC, make timely filing of all reports pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") at such time as the Company's securities are registered under the Exchange Act, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to each such seller of securities a copy of such earnings statement.

                              (g) Use its best efforts to list all securities
covered by such registration statement on any national securities exchange on which securities of the same class and, if applicable, series, covered by such registration statement are then listed or on the Nasdaq Stock Market ("Nasdaq") if the securities are reported on Nasdaq.

                         1.4. Information to be Furnished. It shall be a
condition precedent to the obligation of the Company to take any action pursuant to this Section 1 that the holders of Registrable Securities promptly furnish to the Company such information regarding them, the securities of the Company held by them and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the Company's obligations under this Section 1.

                         1.5. Underwritten Offerings.

                              (a) Incidental Underwritten Offerings. If the
Company proposes to register any of its securities under the Securities Act as contemplated by Section 1.1 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities, use its best efforts to arrange for such underwriters to include all the securities to be offered and sold by such requesting holder among the securities of the Company to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such requesting holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such holder's securities and such holder's intended method of distribution or any other representations required by applicable law.

                         1.6. Notice. In connection with the preparation and
filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall promptly notify the holders of Registrable Securities included in the Registration Statement and their respective counsel of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                         1.7. Registration Expenses. All expenses incurred by
the Company and the holders of Registrable Securities in complying with this
Section 1, including, without limitation, all registration, NASD and filing fees, duplication and printing expenses, travel expenses, fees and disbursements of counsel for the Company or its independent public accountants, reasonable fees and disbursements of counsel for holders of securities included in a Company registration statement and the expense of any special audits incident to or required by any such registration shall be paid by the Company, except that each holder of Registrable Securities shall pay underwriting discounts and commissions attributable to such holder's shares, and transfer taxes on shares held by such holder.

                         1.8. Indemnification. In the event any of the Common
Stock of a holder of Registrable Securities is included in a registration statement pursuant to this Section 1:

                              (a) To the extent permitted by law, the Company
will indemnify and hold harmless each holder of Registrable Securities (and its officers, directors, employees, partners and affiliates) selling Registrable Securities, any underwriter (as defined in the Securities Act) with respect to the Registrable Securities, and each person, if any, who controls such holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or allegedly untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading; and will reimburse each such holder of Registrable Securities (and its officers, directors, employees, partners and affiliates), underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which shall not be unreasonably withheld, nor shall the Company be liable under this Section 1.8(a) to such a holder, underwriter or controlling person for any such loss, claim, damage, liability or action to the extent that it arises out of, or is based upon, an untrue statement or allegedly untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by such holder, the Company will reimburse each such holder for any legal or other expenses reasonably incurred by each such holder in connection with investigating or defending any such loss, claim, damage, liability or action.

                              (b) To the extent permitted by law, each holder
selling Registrable Securities pursuant to this Section 1 will indemnify and hold harmless the Company, each of its directors, officers and employees, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter for the Company (within the meaning of the Securities
Act) against any losses, claims, damages or liabilities to which the Company or any such person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of, or are based upon, any untrue or allegedly untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or allegedly untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplements thereto in reliance upon and in conformity with information furnished in writing by such holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such holder, which shall not be unreasonably withheld; and each such holder will reimburse the Company or any such person or underwriter for any legal or other expenses reasonably incurred by the Company or any such person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action.

                              (c) Promptly after receipt by an indemnified party
under this Section 1.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided that each indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action or such indemnified party or the indemnified parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) in any of which events the fees and expenses of such counsel shall be borne by the indemnifying parties. The failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 1.8, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice.

                2. Sale or Exercise Without Registration. If, at the time of any exercise, transfer or surrender for exchange of a Warrant or Common Stock (or Other Securities) previously issued upon the exercise of Warrants, such Warrant or Common Stock (or Other Securities) shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the holder or transferee of such Warrant or Common Stock (or Other Securities), as the case may be, furnish to the Company a satisfactory opinion of counsel to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act, provided that nothing contained in this Section 2 shall relieve the Company from complying with any request for registration pursuant to Section 1 hereof.

                3. Exercise of Warrant; Partial Exercise; Cashless Exercise.

                   3.1. Exercise in Full. Subject to the provisions hereof, this Warrant may be exercised in full one year after the date hereof by the holder hereof by surrender of this Warrant, with the form of subscription attached hereto as Schedule I ("Subscription Form") duly executed by such holder, to the Company at its principal office accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock called for on the face of this Warrant, as adjusted herein, by the Purchase Price.

                   3.2. Partial Exercise. Subject to the provisions hereof, this Warrant may be exercised in part one year after the date hereof by the holder hereof by surrender of this Warrant in the manner and at the place provided in
Section 3.1 except that the amount payable by the holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock, as adjusted herein, designated by the holder in the Subscription Form, by (b) the Purchase Price. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder in the Subscription Form.

                   3.3. Exercise by Surrender of Warrant. In addition to the method of payment set forth in Sections 3.1 and 3.2 and in lieu of any cash payment required thereunder, the holder of the Warrant shall have the right at any time (one year after the date hereof) and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner and at the place specified in Section 3.1 as payment of the aggregate Purchase Price. The number of shares subject to the portion of the Warrant to be surrendered in payment of the aggregate Exercise Price for the shares to be purchased shall be determined by multiplying the number of shares to be purchased by the Purchase Price, and then dividing the product thereof by an amount equal to the Market Price (as defined below). Upon any such partial exercise, the Company, at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant of like tenor, in the name of such holder or as such holder may designate (upon payment by such holder of any applicable transfer taxes), calling in the aggregate on the face thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to (A) the number of shares called for on the face of this Warrant minus (B) the sum of (i) the number of shares so surrendered by the holder pursuant to this Section plus (ii) the number of shares issued in the exchange. Solely for the purposes of this paragraph, Market Price shall be calculated as the average of the Market Prices for each of the ten (10) trading days preceding the date which the form of election attached hereto is deemed to have been sent to the Company ("Notice Date").

                   3.4. Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be (i) if the principal trading market for such securities is an exchange, the last reported sale price, as officially reported on any consolidated tape, (ii) if the principal market for such securities is the over-the-counter market, the closing bid price on such date as reported by Nasdaq or, if there is no closing bid price reported on Nasdaq or if the security is not quoted on Nasdaq, then the high bid price as set forth in the National Quotation Bureau sheet listing such securities for such day. Notwithstanding the foregoing, if there is no reported closing price or high bid price, as the case may be, on the date next preceding the event requiring an adjustment hereunder, then the Market Price shall be determined as of the latest date prior to such day for which such closing price or high bid price is available, or if the securities are not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                   3.5. Company to Reaffirm Obligations. The Company will, at the time of any exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights (including, without limitation, any right to registration of the shares of Common Stock or Other Securities issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such holder any such rights.

                4. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Market Price of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 5 or otherwise.

                5. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time after the Original Issue Date the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor

                   (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

                   (b) other or additional (or less) stock or other securities or property other than by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, then, and in each such case, the holder of this Warrant, upon the exercise hereof as provided in Section 3, shall be entitled to receive the amount of stock and other securities and property which such holder would hold on the date of such exercise if on the Original Issue Date he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the Original Issue Date to and including the date of such exercise, retained such shares and all such other or additional (or less) stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 6 and 7 hereof.

                6. Reorganization, Consolidation, Merger, etc.

                   In case the Company after the Original Issue Date shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or
(c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, upon the exercise hereof as provided in Section 3 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company shall be entitled to deliver), in lieu of the Common Stock (or Other Securities) issuable upon such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof.

                   In case the Company after the Original Issue Date shall (i) subdivide the outstanding Common Stock, (ii) combine the outstanding Common Stock into a smaller number of shares, or (iii) issue any Other Securities by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number and kind of shares of Common Stock and/or Other Securities issuable, at the time of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of this Warrant after such time shall be entitled to receive upon exercise of its Warrant the aggregate number and kind of shares of Common Stock and/or Other Securities which, if its Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof.

                7. Other Adjustments.

                   7.1. General. Except as provided in Section 7.4, in case the Company shall issue or sell shares of its Common Stock after the Original Issue Date for a consideration per share less than the Purchase Price in effect pursuant to the terms of this Warrant at the time of issuance or sale of such additional shares, then the Purchase Price in effect hereunder shall simultaneously with such issuance or sale be reduced to a price determined by dividing (1) an amount equal to (a) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Purchase Price in effect hereunder at the time of such issuance and sale, plus
(b) the consideration, if any, received by the Company upon such issuance or sale, by (2) the total number of shares of Common Stock outstanding immediately after such issuance or sale of such additional shares; and the number of shares of Common Stock which may be purchased upon exercise of this Warrant shall be increased so that the aggregate amount to be paid upon full exercise of this Warrant, after giving effect to each reduction in the Purchase Price, shall not be reduced.

                   7.2. Convertible Securities. Except as provided in Section 7.4, in case the Company shall issue or sell any securities convertible into Common Stock of the Company ("Convertible Securities") after the Original Issue Date, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all of such Convertible Securities.

                        If the price per share so determined shall be less than the applicable Purchase Price, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Purchase Price shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same, and provided further, that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the adjusted Purchase Price shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were issued or sold upon the conversion or exchange of such Convertible securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all of such Convertible Securities which shall have been converted or exchanged; provided that, notwithstanding the foregoing, no readjustment shall be effectuated hereunder with respect to any shares of Common Stock already issued upon exercise of the Warrant.

                         7.3. Rights and Options. Except as provided in Section
7.4, in case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Common Stock after the Original Issue Date, there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, by (b) the maximum number of shares of Common Stock of the Company issuable upon the exercise of such rights or options.

                              If the price per share so determined shall be less
than the applicable Purchase Price, then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such rights or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the adjusted purchase price per share shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights or options, if any thereof shall not have been exercised, the adjusted Purchase Price shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

                         7.4. Exceptions. The provisions of Sections 7.1, 7.2
and 7.3 do not apply to (i) the exercise of any Warrant,(ii) the exercise of any right or option with respect to which an adjustment shall have been made at the time of the issuance of such right or option pursuant to Section 7.3, (iii) conversion or exchange of any Convertible Security with respect to which an adjustment shall have been made at the time of the issuance of such Convertible Security pursuant to Section 7.2, (iv) any transaction with respect to which an adjustment shall have been made pursuant to Sections 5 or 6, and (v) the issuance or sale of any Common Stock pursuant to the exercise or conversion of any option, right or Convertible Security that was issued on or prior to the Original Issue Date.

                8. Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of the Warrants.

                9. Accountants' Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of the Warrant, the Company at its expense will promptly cause the Company's regularly retained auditor to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of shares of Common Stock outstanding or deemed to be outstanding. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant.

                10. Notices of Record Date, etc. In the event of

                            (a) any taking by the Company of a record of the
holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                            (b) any capital reorganization of the Company, any
reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                            (c) any voluntary or involuntary dissolution,
liquidation or winding-up of the Company, or

                            (d) any proposed issue or grant by the Company of
any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrant), then and in each such event the Company will mail or cause to be mailed to each holder of the Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and
(iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date therein specified.

                11. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrant, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrant.

                12. Listing on Securities Exchanges; Registration. If the Company at any time shall list any Common Stock on any national securities exchange, or interdealer quotation system, and shall register such Common Stock under the Securities Exchange Act of 1934 (as then in effect, or any similar statute then in effect), the Company will, at its expense, simultaneously list on such exchange, upon official notice of issuance upon the exercise of the Warrant, and maintain such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrant; and the Company will so list on any national securities exchange, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange by the Company.

                13. Exchange of Warrants. Subject to the provisions of Section 2 hereof, upon surrender for exchange of the Warrant, properly endorsed, to the Company, the Company at its own expense will issue and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

                14. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of the Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                15. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing Common Stock (or Other Securities) upon the exercise of the Warrants pursuant to Section 3, exchanging Warrants pursuant to Section 13, and replacing Warrants pursuant to Section 14, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

                16. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

                         (a) subject to the provisions hereof, title to this
Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment attached hereto as Schedule II) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                         (b) subject to the foregoing, any person in possession
of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

                         (c) until this Warrant is transferred on the books of
the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                17. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to and at the address of the last holder of this Warrant who has so furnished an address to the Company.

                18. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

                19. Assignability. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant is fully assignable at any time upon surrender of this Warrant with a properly executed Assignment (in the form of Schedule II hereto) at the principal office of the Company.

Dated:  November ___, 1998

                                              ROLLING PIN KITCHEN EMPORIUM, INC.


                                              By: ___________________________
                                                  Chairman of the Board


[Corporate Seal]


Attest:


________________________________________________
Secretary

                                                                      SCHEDULE I

                              FORM OF SUBSCRIPTION
         (To be signed only upon exercise or surrender of each Warrant)

To: ROLLING PIN KITCHEN EMPORIUM, INC.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________ shares of Common Stock of ROLLING PIN KITCHEN EMPORIUM, INC., and herewith [use version (a) in the event of the payment of cash purchase price]

(a) makes payment of $_________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, __________ , whose address is _________________________________.

or [use version (b) in the event of a cashless exercise]

(b) surrenders that portion of the Warrant representing ____ shares of Common Stock, and requests that the certificates for such shares be issued in the name of, and delivered to ___________________, whose address is _____________________

To the extent that the exercise hereunder is for less than all of the shares of Common Stock represented by the Warrant, the undersigned hereby requests that a new Warrant for the remaining amount of shares of Common Stock be issued to __________________ whose address is _____________________________________.

Dated:
____________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)  __________________________
           __________________________

Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                                                     SCHEDULE II

                               FORM OF ASSIGNMENT

                  (To be signed only upon transfer of Warrant)



               For value received, the undersigned hereby sells, assigns and transfers unto ______________ the right represented by the within Warrant to purchase _____________shares of Common Stock of Rolling Pin Kitchen Emporium, Inc., to which the within Warrant relates, and appoints ________________________ _________________________________ as attorney to transfer such right on the books of Home Retail Holdings, Inc. with full power of substitution in the premises.

Dated:

____________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)                           ____________________________

                                    ____________________________

                                    ____________________________


____________________________________
(Signature guaranteed by a Bank or Trust Company having its principal office in New York City or by a Member Firm of the New York or American Stock Exchange)